SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement      [ ] Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                          Pittsburgh Financial Corp.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
                                                                        ------
    (2)  Aggregate number of securities to which transaction applies:
                                                                     ---------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4)  Proposed maximum aggregate value of transaction:
                                                         ---------------------
    (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
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    (4)  Date Filed:

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                          NEWS RELEASE


                                For More Information Contact:
To:    All Area News Agencies
                                John J. Dolan, Executive Vice President and
From:  First Commonwealth       Chief Financial Officer
       Financial Corporation    First Commonwealth Financial Corporation
                                (724) 349-7220
Date:  August 8, 2003
                                Michael J. Kirk, Executive Vice President and
                                Chief Financial Officer
                                Pittsburgh Financial Corp.
                                (724) 933-4509 Ext. 217



    FIRST COMMONWEALTH TO ACQUIRE PITTSBURGH FINANCIAL CORP.
    --------------------------------------------------------

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) the holding company for First Commonwealth Bank, and Pittsburgh Financial Corp. (NASDAQ:PHFC), the parent company for BankPittsburgh, announced today the execution of a definitive agreement under which Pittsburgh Financial Corp. and BankPittsburgh would merge into First Commonwealth Financial Corporation and First Commonwealth Bank, respectively. Under terms of the agreement, the shareholders of Pittsburgh Financial Corp. (PFC) can elect to receive $20.00 in cash or an equivalent value of First Commonwealth common stock for each PFC share owned, subject to proration as provided in the definitive agreement to ensure that 40% of the aggregate merger consideration will be paid in cash and 60% in the First Commonwealth common stock.

The definitive agreement was unanimously approved by the Board of Directors of both organizations. The transaction is subject to all required regulatory approvals and the approval by PFC shareholders. The transaction is expected to be completed by the end of 2003. First Commonwealth believes that the transaction will be immediately accretive to earnings.

Joseph E. O'Dell, President and Chief Executive Officer of First Commonwealth, stated, "We are excited with the opportunity to work with the people of BankPittsburgh in further expanding our presence in the Pittsburgh market. The BankPittsburgh markets are in line with our in-market growth strategy and the results of the transaction will provide economic synergies."

J. Ardie "Butch" Dillen, Chairman, President and Chief Executive Officer of Pittsburgh Financial Corp., stated, "We believe that this transaction will not only enhance our shareholders' value, but also substantially improve our ability to serve our customers while expanding career opportunities for our employees. We consider this a win-win arrangement for all of our constituencies and we are pleased to be joining one of the premier financial services companies in Pennsylvania."

                            **MORE**


First Commonwealth Financial Corporation, headquartered in Indiana, Pennsylvania, is a $4.8 billion bank holding company offering a full array of financial services, operating through First Commonwealth Bank in 18 counties in western and central Pennsylvania. Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, and First Commonwealth Insurance Agency. Data processing and support services are offered through First Commonwealth Systems Corporation and First Commonwealth Professional Resources, Inc.

Pittsburgh Financial Corp. is the parent company of BankPittsburgh with total assets of $376 million, deposits of $182 million, and equity of nearly $23 million at June 30, 2003. Bank Pittsburgh has seven full service offices in Allegheny (6) and Butler (1) Counties and one loan production office in downtown Pittsburgh. It also offers residential and commercial mortgage settlement services through Pinnacle Settlement Group LLC, an 80% owned subsidiary.

The proposed merger will be submitted to PFC's shareholders for their consideration. First Commonwealth and PFC will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. BEFORE MAKING ANY DECISION REGARDING THE MERGER, SHAREHOLDERS OF PFC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Commonwealth and PFC, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Commonwealth, First Commonwealth Financial Corporation, Old Courthouse Square, 22 North Sixth Street, P.O. Box 400, Indiana, PA 15701-0400, (724) 349-7220, or to the
Secretary of PFC, Pittsburgh Financial Corp., 1001 Village Run Road, Wexford, PA 15090,
(724) 933-4509.

PFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PFC in connection with the merger. Information about the directors and executive officers of PFC and their ownership of PFC common stock is set forth in the proxy statement, dated December 23, 2002, for PFC's 2002 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.


Statements contained in this press release that are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimates results. Such risks and uncertainties are detailed in First Commonwealth's filings with the Securities and Exchange Commission.

                            **MORE**

                       Transaction Summary
                       -------------------

Purchase Price per Share           $20.00 in cash or shares of First
                                   Commonwealth common stock (based on the
                                   average closing price on the NYSE for
                                   the 10 trading days ending on the third
                                   business day before the closing date)

Aggregate Consideration            40% cash and 60% First Commonwealth
                                   common stock

Market Premium                     25%

Aggregate Transaction Value        $28.4 million

Anticipated Closing                On or before December 31, 2003

Anticipated Transaction Cost       $2.3 million (includes anticipated
                                   restructuring charges)

Anticipated Cost Savings           $1.3 million (15%)

Required Approvals                 Federal Reserve Board, Pittsburgh
                                   Financial Corp. shareholders, FDIC, and
                                   Pennsylvania Dept. of Banking


                       Strategic Rationale
                       -------------------

In-Market Geographic Expansion
------------------------------

       *    Improves Pittsburgh area and Butler County presence
       *    Consistency in markets and demographics

Market Synergies
----------------

       *    Commercial lending expansion
       * Trust, insurance, and financial planning services will be available to a wider range of customers
       * Risk management strength of FCF will be extended to larger entity

Financial Impact Favorable
--------------------------

       *    Immediately accretive to GAAP and cash earnings
       *    Expected cost efficiencies in operations
       *    Leverage capital base
       * Increased dividend to PHFC shareholders (144%) (based on First Commonwealth's historical dividend yield)

Advisor to PFC
--------------

       *    Sandler O'Neill & Partners, L.P.

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